Exhibit 99.1 News Release Wayne M. Hewett Joins Board of Wells Fargo & Company Karen B. Peetz to retire at the company’s 2019 Annual Meeting of Shareholders SAN FRANCISCO – JANUARY 7, 2019 – Wells Fargo & Company (NYSE: WFC) today announced that its board of directors has elected Wayne M. Hewett to the company’s board of directors. Hewett is a seasoned executive who has worked in a number of industries in senior leadership positions. He currently is chairman of DiversiTech Corporation, a leading manufacturer and supplier of components and related products for the heating, ventilating, air conditioning and refrigeration industry. From 2015 to 2017, he was CEO of Klöckner Pentaplast Group, a global supplier of packaging for various industries, including pharmaceutical, medical devices, food and electronics. Previously, he was CEO of Arysta LifeScience Corporation after spending more than 20 years with General Electric Company. He currently serves on the board of directors of The Home Depot, Inc., where he is a member of its Audit Committee and its Leadership Development and Compensation Committee. Betsy Duke, Wells Fargo’s board chair, said, “Wayne is a proven leader, and his extensive experience in business operations and processes, including executing on strategic initiatives in complex operating environments, makes him an outstanding addition to our board as the company focuses on achieving operational excellence. We welcome him to Wells Fargo.” Hewett will serve on the board’s Human Resources Committee and its Risk Committee. “Wayne brings a unique and relevant background to Wells Fargo’s business and strategic direction, further enhancing the breadth of skills and experience of our board,” said President and CEO Tim Sloan. “I look forward to working with him and our other directors as we continue the transformation of Wells Fargo.” The company also announced that Karen B. Peetz has decided that she will not stand for re-election and will retire as a director at the company’s 2019 Annual Meeting of Shareholders, which is scheduled to be held on April 23, 2019. The decision by Peetz to retire reflects her desire to devote more time to other commitments and activities. “The entire board thanks Karen for her many contributions to the board and company, including as chair of the Risk Committee, as the company has made significant progress in risk management and in building a better company for its customers, team members, shareholders and other stakeholders,” Duke said. “I have greatly valued my time on the Wells Fargo board working closely with such dedicated directors and our CEO Tim Sloan,” said Peetz. “I especially appreciate working with the members of the Risk Committee, Chief Risk Officer Mandy Norton and the risk management leadership team. Their collective efforts have positioned the company well to continue strengthening risk management oversight and practices.” © 2019 Wells Fargo Bank N.A. All rights reserved. For Public Use.

Wayne M. Hewett Biography Since March 2018, Wayne M. Hewett has served as an advisor to Permira, a global private equity firm, and chairman of DiversiTech Corporation, a leading aftermarket manufacturer and supplier of highly engineered components for residential and light commercial heating, ventilating, air conditioning and refrigeration. From August 2015 to November 2017, Hewett was CEO of Klöckner Pentaplast Group, a leading supplier of plastic films for pharmaceutical, medical devices, food, electronics, packaging, printing and specialty applications. He was president and CEO of Arysta LifeScience Corporation, which at the time was one of the world’s largest privately held crop protection and life science companies, from January 2010 until Arysta’s acquisition by Platform Specialty Products Corporation in February 2015, where he served as president until August 2015. Hewett’s career has also included more than 20 years with General Electric Company, including as vice president, Supply Chain and Operations; president and CEO of GE Advanced Materials; president and CEO of GE Silicones; president of GE Plastics Pacific; president of GE Toshiba Silicones; and member of GE’s Corporate Executive Council. He currently serves on the board of directors of The Home Depot, Inc. He holds bachelor’s and master’s degrees in Industrial Engineering from Stanford University. About Wells Fargo Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,950 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 37 countries and territories to support customers who conduct business in the global economy. With approximately 262,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 26 on Fortune’s 2018 rankings of America’s largest corporations. Contact: Media Contact Peter Gilchrist, 704-715-3213 peter.gilchrist@wellsfargo.com or Investor Relations John Campbell, 415-396-0523 john.m.campbell@wellsfargo.com © 2019 Wells Fargo Bank N.A. All rights reserved. For Public Use.